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[MERITAS LAW FIRMS WORLDWIDE LETTERHEAD APPEARS HERE]


                                                                    302-429-4202
                                                         vproctor@bayardfirm.com

                                 April 11, 2002

CERBCO, Inc.                           Venable, Baetjer, Howard & Civiletti, LLP
3421 Pennsy Drive                         1201 New York Avenue, N.W., Suite 1000
Landover, MD  20785                                        Washington, DC  20005

         Re:      Registration Statement on Form S-4
                  ----------------------------------

Ladies and Gentlemen:

         We have acted as special Delaware counsel to CERBCO, Inc., a Delaware corporation ("CERBCO" or the "Registrant"), to furnish this opinion to you, pursuant to the Delaware General Corporation Law ("DGCL"), in connection with certain aspects of the proposed recapitalization of the Registrant, the related merger (the "Merger") of the Registrant with its wholly owned subsidiary, CERBCO Recapitalization Subsidiary, Inc., a Delaware corporation ("CERBCO Sub"), and related transactions (collectively, the "Recapitalization Transaction"), as described in and contemplated by that certain Registration Statement on Form S-4 (File No. 333-82814) filed on February 14, 2002 (as amended to date, the "Registration Statement"), by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, we have considered such questions of law as we have deemed necessary as a basis for the opinion set forth below, and we have examined or otherwise are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following:

         1.   the Registration Statement;

         2. the Certificate of Incorporation and Bylaws, as amended, of the Registrant;

         3.   the Certificate of Incorporation and Bylaws of CERBCO Sub;

         4. that certain Amended and Restated Recapitalization Agreement and Plan of Merger dated as of March 25, 2002, by and between the Registrant and CERBCO Sub (the "Recapitalization Agreement");

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CERBCO, Inc.
Venable, Baetjer, Howard & Civiletti, LLP
April 11, 2002
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         5.   certificates of the Delaware Secretary of State of recent date respecting the incorporation and good standing of the Registrant and CERBCO Sub, respectively, as of such date;

         6. certain resolutions of the respective Boards of Directors of the Registrant and CERBCO Sub relating to the Recapitalization Transaction, the Merger and the Registration Statement; and

         7. certificates of officers of the Registrant and CERBCO Sub as to certain factual matters relevant to the opinion rendered hereby.

In rendering this opinion, we have not reviewed any other documents or independently established or verified any facts. Instead, we have assumed the truth and accuracy of, and have relied upon, factual statements contained in the documents that we have reviewed, including, without limitation, the Registration Statement and the representations and warranties contained in the Recapitalization Agreement.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Registrant, its directors and officers, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to certain factual matters in connection with this opinion, we have relied upon certificates of the officers of the Registrant and CERBCO Sub and of certain public officials. All capitalized terms used herein, other than those expressly defined herein, are intended to have the respective meanings set forth in the Registration Statement or in the Recapitalization Agreement, as applicable.

         Based upon the foregoing, following receipt of the required approval of the stockholders of each of the Registrant and CERBCO Sub, subject thereto and in reliance thereon, we are of the opinion that, at the Effective Time, the Merger will be a valid statutory merger pursuant to Section 251 of the DGCL.

         This opinion is based solely upon the application of the DGCL, the pertinent provisions of the Delaware Constitution, and reported judicial decisions interpreting such laws to the matters set forth herein. We have not been requested to and do not opine as to the applicability of the laws of any other jurisdiction, including the Federal laws of the United States of America. This opinion addresses the status of the Merger as of its


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CERBCO, Inc.
Venable, Baetjer, Howard & Civiletti, LLP
April 11, 2002
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         Effective Time. However, the opinion is an interpretation of the DGCL as of the date hereof, and we assume no obligation to revise or supplement it for any reason, including the occurrence of any future amendments to the DGCL or future decisional law interpreting the relevant provisions of the DGCL.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus that forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission.

         You may rely upon the foregoing opinion as of the date hereof in connection with the Recapitalization Transaction. This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon in any other manner without, in each instance, our prior written consent.

                                            Very truly yours,

                                            /s/ The Bayard Firm

VRP/slh
File No. 20767-13